ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                                SURETY GOLD, INC.


               Surety Gold, Inc., a corporation duly authorized and incorporated under the laws of the State of Utah, having been incorporated on the 23rd day of September, 1980, and now desiring to change its name from Surety Gold, Inc. to Micro-Hydro Power, Inc., does now therefore hereby adopt the following Articles of Amendment to the Articles of Incorporation pursuant to Utah Code Annotated ss.16-10-57:

               (a)    The name of the corporation is Surety Gold, Inc.

               (b) The amendment so adopted is that Article I, which presently reads:
                                      Name

               The name of the corporation (hereinafter called the Corporation) is SURETY GOLD, INC., shall be changed to read:

                                      Name

               The name of the corporation (hereinafter called the Corporation) is MICRO-HYDRO POWER, INC.

               (c) The date of the adoption of the amendment by the shareholders was October 13, 1980.

               (d) The number of shares outstanding at the time was 4,559,022 shares, with no classes or series, all of such stock being denominated as common voting stock.

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               (f)    The Amendment does not provide for an exchange,
reclassification or cancellation of issued shares.

               (g) The amendment does not provide for a change in the amount of stated capital.

               DATED this 31st day of October, 1980.

                            /S/ Melvin S. Mullikin
                            Melvin S. Mullikin
                            President



                            /S/ Richard Kunz
                            Richard Kunz
                            Secretary

STATE OF UTAH
SS.
COUNTY OF SALT LAKE

             MELVIN S. MULLIKIN and RICHARD KUNZ, being first duly sworn, deposed and declared to me, the undersigned notary public, that they signed the foregoing document as President and Secretary, and that the statements contained therein are the truth to the best of their knowledge.

           IN WITNESS WHEREOF, I have hereunto set my seal this 31st day of October, 1980.


                                            /S/ Notary Public
                                            Notary Pubic
                                            Residing at Salt Lake City, Utah
                                            Commission Expires:    9-15-84

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                                  VERIFICATION

               I, J. ALAN HAWKS, being Vice-President of the Corporation, do hereby verify that the foregoing Articles of Amendment were duly adopted as set forth and that the signatures affixed are the true signatures of the President and Secretary

               DATED this 31st day of October, 1980.

                                            /S/ J. Alan Hawks
                                            J. Alan Hawks
                                            Vice-President